SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934






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Date of report (Date of earliest event reported):  August 8, 1996  (April 11, 1996)
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                            MULTI-MARKET RADIO, INC.
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               (Exact name of registrant as specified in charter)

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               Delaware                                0-22080                                13-3707697
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     (State or Other Jurisdiction               (Commission File No.)             (IRS Employer Identification No.)
           of Incorporation)
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150 East 58th Street, 19th Floor, New York, New York                      10155
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(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code:  (212) 407-9150


                                      N/A
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(Former name or former address, if changed since last report)









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ITEM 5.           OTHER EVENTS

AMENDMENT TO MERGER AGREEMENT WITH SFX BROADCASTING, INC.

         On July 30, 1996, Multi-Market Radio, Inc. (the "Company") entered into Amendment No. 2 to the Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") among SFX Broadcasting, Inc. ("SFX"), SFX Merger Company, a wholly-owned subsidiary of SFX ("Acquisition Sub"), and the Company. The Merger Agreement provides for the merger (the "Merger") of Acquisition Sub with and into the Company, as a result of which the Company will become a wholly-owned subsidiary of SFX. Amendment No. 2 increased the value of the shares of SFX to be issued to the stockholders of the Company in the Merger to $12.00, which value is subject to adjustment downward in the event that the shares of Class A Common Stock of SFX trade below $32.00, and adjustment upward in the event that the shares of Class A Common Stock of SFX trade above $42.00, during a specified period prior to the consummation of the Merger.

         Amendment No. 2 further provides that, in the event that the Company is unsuccessful in obtaining the exchange of at least 50% of its 1,840,000 outstanding Class B Warrants at a ratio of not more than two-tenths (.2) of a share of Class A Common Stock of the Company for each such warrant, then the ratio of shares of SFX to be issued in respect of each outstanding share of stock of the Company shall be adjusted downward to the extent necessary to reduce the total dollar value of the shares of SFX that would have otherwise been received by the Company's security holders in the Merger by a dollar amount equal to the product of $2.50 times the number of Class B Warrants of the Company immediately after such exchange in excess of such 50% number. The Merger Agreement previously provided that such dollar amount was $2.30.

         In addition, pursuant to Amendment No. 2 (i) SFX agreed to negotiate in good faith to enter into an agreement to advance up to $18.0 million to the Company for the acquisition of a specified radio station and $5.0 million for working capital and other general operating expenses and (ii) the Company agreed to make available to SFX, until the earlier of the termination of the Merger Agreement or the consummation of the Merger, the services of Michael G. Ferrel, the President and Chief Executive Officer of the Company, on a consulting basis to the extent that such services do not conflict with Mr. Ferrel's obligations to the Company.

          The foregoing description of Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to the copy thereof attached hereto as an exhibit, which is incorporated by reference.

EXECUTION OF VOTING AGREEMENTS AND LETTERS OF VOTING INTENT BY CERTAIN STOCKHOLDERS

         On July 26, 1996 (i) Gabriel Capital, L.P. and Ariel Fund Limited and
(ii) Chilton Investment Partners, L.P. and Richard L. Chilton, Jr., the beneficial owners of 256,355 and 172,885 shares of Class A Common Stock of the Company, respectively, agreed to vote the shares they own on the record date for the special meeting of the stockholders of the Company in favor of the Merger and against any competing transactions, provided that the Merger Agreement is amended to increase the value of the shares of stock to be received by the stockholders of the Company to $12.00.

         On July 31, 1996, J. Morton Davis and D.H. Blair Investment Banking Corp., the owners of 312,706 shares of Class A Common Stock of the Company, agreed to vote the shares they own on the record date for the Special Meeting in favor of the Merger, provided that the Merger Agreement is amended to increase the value of the shares of stock to be received by the stockholders of the Company to $12.00.

         The investors who signed the voting agreements discussed above own an aggregate of 23.0% of the outstanding shares of Class A Common Stock of the Company as of July 29, 1996.

         In addition, on April 11, 1996, each of Bruce Morrow, the Chairman of the Board of the Company, Michael G. Ferrel, the President, Chief Operating Officer and Chief Executive Officer of the Company, and Robert F.X. Sillerman, a significant stockholder of the Company, executed a letter in which he stated that it was his intention to vote in favor of the proposed merger between the Company and SFX Broadcasting, Inc. and against any competing transaction. As of July 29, 1996, Messrs. Morrow, Ferrel and Sillerman collectively own 237,000 shares of Class A






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Common Stock and 140,000 shares of Class B Common Stock, which represents approximately 11.2% of the outstanding combined voting power of the shares of common stock of the Company with respect to the Merger and approximately 28.3% of the outstanding combined voting power of the shares of common stock of the Company with respect to most other matters. The numbers and percentages set forth in the previous sentence do not give effect to the conversion described below under "Potential Conversion of Stock by Messrs. Sillerman and Ferrel."

POTENTIAL CONVERSION OF STOCK BY MESSRS. SILLERMAN AND FERREL

         The Company's Restated Certificate of Incorporation provides that, subject to the receipt of prior applicable Federal Communications Commission ("FCC") approval, Mr. Sillerman may convert his 360,000 non-voting (except as required by law) shares of Class C Common Stock into an equal number of shares of Class A Common Stock, or on or after July 29, 1998, or earlier after May 15, 1996 in the event that the Company is in default under any obligation for borrowed money, into an equal number of shares of Class B Common Sock, which generally have ten votes per share. On or after July 29, 1998, or earlier in the event of such default or failure after May 15, 1996, Messrs. Sillerman and Ferrel can convert their 200,000 non-voting (except as required by law) shares of Original Preferred Stock into an equal number of ten-votes-per-share shares of Class B Common Stock, subject to the receipt of prior FCC approval. Messrs. Sillerman and Ferrel have filed an application with the FCC to convert their shares of Class C Common Stock and shares of Original Preferred Stock into shares of Class B Common Stock and the FCC has approved such application. The Company's existing loan agreement with respect to its senior debt contains a covenant which limits the Company's annual corporate overhead expenditures. The Company has been in default of this covenant in each of the last two years, in part due to its expansion through acquisitions consummated subsequent to entering into such agreement, and has received waivers of such default from its lender. Management of the Company believes that in the third quarter of 1996 the Company will again exceed the limitation on annual corporate overhead expenditures. Messrs. Sillerman and Ferrel have notified the Company that they intend to convert their shares of Class C Common Stock and shares of Original Preferred Stock into shares of Class B Common Stock upon the occurrence of such default. Management of the Company believes that the Company can obtain a waiver of such default from its lender, effective simultaneously with such conversion. Such default and conversion is expected to occur prior to the record date for the Special Meeting and will not affect the number or class of the shares of SFX to be received by Mr. Sillerman in the Merger. The shares of Original Preferred Stock have been placed in escrow pursuant to which, in the event that such shares are converted into shares of Class B Common Stock, Messrs. Sillerman and Ferrel may vote such shares but are prohibited from transferring such shares prior to July 29, 1998. Upon such conversion into shares of Class B Common Stock, Mr. Sillerman may be deemed to beneficially own shares representing 17.3% of the outstanding combined voting power with respect to the approval of the Merger and 50.1% with respect to most other matters, giving Mr. Sillerman control over almost all matters to be voted on by the stockholders of the Company (including, without limitation, the election of a majority of directors).

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)      Exhibits

         2.1 Amendment No. 2, dated as of July 30, 1996, to the Amended and Restated Agreement and Plan of Merger, dated as of April 15, 1996, as amended on May 6, 1996, among SFX Broadcasting, Inc., SFX Merger Company and Multi-Market Radio, Inc.

         10.1 Form of Escrow Agreement, dated as of July 31, 1996, by and among Kraig G. Fox, Multi-Market Radio, Inc., Bruce Morrow, Myles Schumer and Edward Simon relating to the Series A Convertible Preferred Stock of Multi-Market Radio, Inc.

         10.2 Form of Escrow Agreement, dated as of July 31, 1996, by and among Kraig G. Fox, Multi-Market Radio, Inc., Robert F.X. Sillerman and Michael G. Ferrel relating to the Original Preferred Stock of Multi-Market Radio, Inc.

         10.3 Form of Escrow Agreement, dated as of July 31, 1996, by and among Kraig G. Fox, Multi-Market Radio, Inc., Bruce Morrow, Myles Schumer and Edward Simon relating to the Series B Convertible Preferred Stock of Multi-Market Radio, Inc.

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         10.4     Form of Escrow Agreement, dated as of July 31, 1996, by and among Kraig G. Fox, Multi-Market Radio, Inc., Robert F.X. Sillerman, Sillerman Communications Management Corporation, Michael Ferrel and Howard Tytel relating to the Series A Convertible Preferred Stock of Multi-Market Radio, Inc.

         10.5 Form of Escrow Agreement, dated as of July 31, 1996, by and among Kraig G. Fox, Multi-Market Radio, Inc., Robert F.X. Sillerman, Sillerman Communications Management Corporation, Michael Ferrel and Howard Tytel relating to the Series B Convertible Preferred Stock of Multi-Market Radio, Inc.

         99.1 Voting agreement, dated July 26, 1996, executed by Chilton Investment Partners, L.P. and Richard L. Chilton.

         99.2 Voting agreement, dated July 26, 1996, executed by Gabriel Capital, L.P. and Ariel Fund Limited.

         99.3 Voting agreement, dated July 31, 1996, executed by J. Morton Davis and D.H. Blair Investment Banking Corp.

         99.4 Form of letter of voting intent executed by certain stockholders of Multi-Market Radio, Inc.

         99.5 Press release, dated August 8, 1996, of Multi-Market Radio, Inc. announcing its financial results for the three-month period ended June 30, 1996.









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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                MULTI-MARKET RADIO, INC.


                                By:  /s/ Jerry D. Emlet
                                     -------------------------------------------
                                    Name:    Jerry D. Emlet
                                    Title:   Chief Financial Officer

Date:    August 8, 1996

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                                  EXHIBIT INDEX

Exhibit  Description
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2.1      Amendment No. 2, dated as of July 30, 1996, to the Amended and
         Restated Agreement and Plan of Merger, dated as of April 15, 1996, as amended on May 6, 1996, among SFX Broadcasting, Inc., SFX Merger Company and Multi-Market Radio, Inc.

10.1     Form of Escrow Agreement, dated as of July 31, 1996, by and among Kraig
         G. Fox, Multi-Market Radio, Inc., Bruce Morrow, Myles Schumer and Edward Simon relating to the Series A Convertible Preferred Stock of Multi-Market Radio, Inc.

10.2     Form of Escrow Agreement, dated as of July 31, 1996, by and among Kraig
         G. Fox, Multi-Market Radio, Inc., Robert F.X. Sillerman and Michael G. Ferrel relating to the Original Preferred Stock of Multi-Market Radio, Inc.

10.3     Form of Escrow Agreement, dated as of July 31, 1996, by and among Kraig
         G. Fox, Multi-Market Radio, Inc., Bruce Morrow, Myles Schumer and Edward Simon relating to the Series B Convertible Preferred Stock of Multi-Market Radio, Inc.

10.4     Form of Escrow Agreement, dated as of July 31, 1996, by and among Kraig
         G. Fox, Multi-Market Radio, Inc., Robert F.X. Sillerman, Sillerman Communications Management Corporation, Michael Ferrel and Howard Tytel relating to the Series A Convertible Preferred Stock of Multi-Market Radio, Inc.

10.5     Form of Escrow Agreement, dated as of July 31, 1996, by and among Kraig
         G. Fox, Multi-Market Radio, Inc., Robert F.X. Sillerman, Sillerman Communications Management Corporation, Michael Ferrel and Howard Tytel relating to the Series B Convertible Preferred Stock of Multi-Market Radio, Inc.

99.1 Voting agreement, dated July 26, 1996, executed by Chilton Investment Partners, L.P. and Richard L. Chilton.

99.2 Voting agreement, dated July 26, 1996, executed by Gabriel Capital, L.P. and Ariel Fund Limited.

99.3 Voting agreement, dated July 31, 1996, executed by J. Morton Davis and D.H. Blair investment Banking Corp.

99.4 Form of letter of voting intent executed by certain stockholders of Multi-Market Radio, Inc.

99.5 Press release, dated August 8, 1996, of Multi-Market Radio, Inc. announcing its financial results for the three-month period ended June 30, 1996.